UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

United States Steel Corporation (“U. S. Steel”) posted the following letter on its website:

Confidential Draft: April 21, 2025 8:43 AM April 21, 2025 Dear Fellow U. S. Steel Stockholders, With our Annual Meeting of Stockholders (“Annual Meeting”) approaching on May 6, 2025, we are writing to thank you for your feedback and continued support of U. S. Steel and of us, your Board of Directors. During the past several weeks, our conversations with you have made it clear that there is strong support for the Board’s strategy and completing the value-maximizing agreement with Nippon Steel to deliver $55 per share in cash for stockholders. We are pleased that the U.S. government announced a new review by the Committee on Foreign Investment in the United States and that Ancora abandoned its campaign to change U. S. Steel’s Board, acknowledging that consummating a partnership with, and securing the accompanying investment from, Nippon Steel would constitute the best outcome for stockholders.1 The Board and management team have transformed U. S. Steel into a modern, innovative steel producer through the diligent execution of a bold strategy and balanced approach to capital allocation. As a result of our actions, we have a diversified portfolio with integrated mini mills and blast furnace capabilities that has resulted in superior financial performance, including a ~20% increase in revenue from 2019 to 2024 and a ~28% increase in revenue per ton of shipments from 2019 to 2024, against the backdrop of a difficult macro steel market in 2024.2 This transformation is also what attracted significant interest from multiple potential bidders, culminating in the 142% premium3 offer from Nippon Steel. We are confident that together with Nippon Steel, we will propel U. S. Steel into the future through significant capital investments that will enhance the Company’s domestic production and manufacturing capabilities and the introduction of world-leading technologies to deliver superior products, all of which will create and protect American production and jobs. The Board remains steadfast in its commitment to complete the partnership with Nippon Steel to maximize stockholder value and enhance U.S. national security as well as support a stronger American steel industry for generations to come. You can count on this Board to continue taking actions that are in the best interests of U. S. Steel and our stockholders. To that end, your vote “FOR” all of our 10 highly qualified director nominees and the four other proposals contained in our proxy statement is important and shows support for the actions your Board has taken to maximize stockholder value. We greatly appreciate the trust you have placed in our Board and your continued support as we work to secure a bright future for our Company and the American steel industry. Sincerely, The U. S. Steel Board of Directors 1. Source: Ancora Press Release, April 9, 2025: “Please trust that Ancora always wants fellow stockholders and stakeholders to benefit from the best outcomes, which in this case is the seemingly probable closing of the $55 per share transaction.” 2. Sources: U. S. Steel Form 10-K for the fiscal year ended December 31, 2019 and U. S. Steel Form 10-K for the fiscal year ended December 31, 2024. 3. 142% premium to U. S. Steel’s unaffected closing stock price on August 11, 2023.

YOUR VOTE IS IMPORTANT! If you have any questions about the Annual Meeting or how to vote your shares, please contact the firm assisting us with the solicitation of proxies. INNISFREE M&A INCORPORATED (888) 750-5884 (toll free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries) Forward-Looking Statements This communication contains information regarding the Company that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, anticipated capital expenditures, the construction or operation of new or existing facilities or capabilities and the costs associated with such matters, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the merger between the Company and Nippon Steel Corporation (the “Transaction”), including the timing of the completion of the Transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the Transaction on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the Transaction (the “Merger Agreement”); risks arising from litigation related to the Transaction, either brought by or against the parties; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the consummation of the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction and related litigation; certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the Transaction; the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending Transaction could distract management of the Company. The Company directs readers to Item 1A of the Annual Report on Form 10-K for the year ending December 31, 2024, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. All information in this report is as of the date above. The Company does not undertake any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations whether as a result of new information, future events or otherwise, except as required by law. References to (i) “U. S. Steel,” the “Corporation,” the “Company,” “we,” “us,” and “our” refer to United States Steel Corporation and its consolidated subsidiaries unless otherwise indicated by the context. To answer some of your questions on our governance practices, stockholder engagement, strategy oversight, operations and other important topics, you can watch our director nominee videos here: